Exhibit 99.1

For immediate release April 25, 2005	Eric R. Graef Preformed Line Products (440) 473-9249

PREFORMED LINE PRODUCTS ANNOUNCES IMPROVED FINANCIAL RESULTS
FOR THE QUARTER ENDED MARCH 31, 2005

•	Earnings per diluted share for the quarter increased 143% from the first quarter of 2004

•	Sales increased 28% in the first quarter of 2005

Cleveland, Ohio, April 25, 2005 – Preformed Line Products Company (Nasdaq: PLPC) today reported significantly improved financial results for the first quarter ended March 31, 2005.

Net income for the first quarter ended March 31, 2005 was $3,228,000, or $.56 per diluted share, compared to $1,364,000, or $.23 per diluted share, for the comparable period in 2004.

Sales for the quarter of $50,772,000 were 28% higher than sales of $39,530,000 in the first quarter of 2004.

Rob Ruhlman, Chairman and Chief Executive Officer said, “The improvement in sales included a favorable currency impact of $1.2 million. This sales improvement throughout the world combined with controlled expenses generated operating income of 10% which has been one of our goals. It’s always gratifying to see the positive results of a long term strategy.”

Founded in 1947, Preformed Line Products is an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies.

Preformed’s world headquarters are in Cleveland, Ohio, and the Company operates three domestic manufacturing centers located in Rogers, Arkansas, Albemarle, North Carolina, and Asheville, North Carolina. The Company serves its worldwide market through international operations in Australia, Brazil, Canada, China, England, Mexico, New Zealand, South Africa, Spain and Thailand.

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company’s and management’s beliefs and expectations concerning the Company’s future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the strength of the economy and demand for the Company’s products, increases in raw material prices, the Company’s ability to identify, complete and integrate acquisitions for profitable growth, and other factors described under the heading “Forward-Looking Statements” in the Company’s Form 10-K filed with the SEC on March 24, 2005. The Form 10-K and the Company’s other filings with the SEC can be found on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

PREFORMED LINE PRODUCTS COMPANY
STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited)

	Quarter
	ended March 31,
Thousands, except per share data	2005	2004

Net sales	$50,772	$39,530
Cost of products sold	34,145	27,460

GROSS PROFIT	16,627	12,070
Costs and expenses Selling	5,055	4,487
General and administrative	4,927	4,517
Research and engineering	1,543	1,477
Other operating (income) expenses — net	115	(128)

	11,640	10,353
Royalty income — net	192	426

OPERATING INCOME	5,179	2,143
Other income (expense) Interest income	213	127
Interest expense	(94)	(86)
Other expense	(27)	(36)

	92	5

INCOME BEFORE INCOME TAXES AND EQUITY IN NET INCOME OF JOINT VENTURES	5,271	2,148
Income taxes	2,043	842

NET INCOME BEFORE JOINT VENTURES	3,228	1,306
Equity in net income of joint ventures	—	58

NET INCOME	$3,228	$1,364

Net income per share — basic	$0.56	$0.24

Net income per share — diluted	$0.56	$0.23

Cash dividends declared per share	$0.20	$0.20

Average number of shares outstanding — basic	5,719	5,781

Average number of shares outstanding — diluted	5,776	5,841

PREFORMED LINE PRODUCTS COMPANY
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
Thousands of dollars, except share data	2005	2004

ASSETS
Cash and cash equivalents	$31,553	$29,744
Accounts receivable, less allowance of $2,149 ($2,396 in 2004)	31,212	29,217
Inventories-net	35,104	36,264
Deferred income taxes	3,774	3,727
Prepaids and other	2,208	2,651

TOTAL CURRENT ASSETS	103,851	101,603
Property and equipment — net	47,641	48,169
Deferred income taxes	1,081	1,213
Goodwill — net	2,113	2,130
Patents and other intangibles — net	3,152	3,247
Other assets	2,420	2,446

TOTAL ASSETS	160,258	158,808

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable to banks	$702	$735
Current portion of long-term debt	1,401	1,272
Trade accounts payable	10,102	11,111
Accrued compensation and amounts withheld from employees	4,978	4,879
Accrued expenses and other liabilities	4,814	4,368
Accrued profit-sharing and pension contributions	3,971	3,639
Dividends payable	1,146	1,141
Income taxes	952	777

TOTAL CURRENT LIABILITIES	28,066	27,922
Long-term debt, less current portion	2,570	2,362
Deferred income taxes	183	187
SHAREHOLDERS’ EQUITY
Common shares — $2 par value, 15,000,000 shares authorized, 5,729,097 and 5,706,713 outstanding, net of 496,159 and 491,159 treasury shares at par, respectively	11,458	11,413
Paid in capital	928	545
Retained earnings	130,672	128,738
Accumulated other comprehensive loss	(13,619)	(12,359)

TOTAL SHAREHOLDERS’ EQUITY	129,439	128,337

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$160,258	$158,808